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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-46426) of the reference to us which appears in Note 2 to the Financial Statements in Boston Biomedica, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ The Michel/Shaked Group
The Michel/Shaked Group.
A division of Back Bay Management Corporation

Boston, Massachusetts
December 7, 2000